May 5, 1998



Unisys Corporation
Township Line and Union Meeting Roads
P. O. Box 500
Blue Bell, PA  19424

RE:     Registration Statement on Form S-3

Gentlemen:

I am Senior Vice President, General Counsel and Secretary of Unisys Corporation, a Delaware corporation (the "Company"), and have represented the Company, with assistance from attorneys under my supervision in the Company's Office of the General Counsel (the "Unisys Attorneys"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $385,293,412 in the aggregate of the Company's (a) debt securities (the "Debt Securities"), (b) common stock, par value $.01 per share, and associated preferred share purchase rights (the "Common Stock"), (c) preferred stock, par value $1 per share (the "Preferred Stock") and (d) warrants to purchase Debt Securities, Preferred Stock or Common Stock (the "Warrants" and collectively with the Debt Securities, the Common Stock and the Preferred Stock, the "Securities"). The Registration Statement will also constitute Post-Effective Amendment No. 1 to a Registration Statement on Form S-3 (No. 333-20373) previously filed by the Company and declared effective on February 19, 1997 and Post-Effective Amendment No. 1 to a Registration Statement on Form S-3 (No. 33-25715) previously filed by the Company and declared effective on January 26, 1989. Pursuant to Rule 429 of the rules and regulations of the Commission under the Act, the prospectus contained in the Registration Statement is a combined prospectus that also relates to an additional $314,706,588 of securities remaining unsold under such Registration Statements (Nos. 333-20373 and 33-25715).

In connection with this opinion, I or the Unisys Attorneys have reviewed (a) the Registration Statement, (b) the Indentures (the "Indentures") pursuant to which the Debt Securities are to be issued, (c) the Company's Certificate of Incorporation and (d) the Company's By-laws. In addition, I or the Unisys Attorneys have examined such corporate records of the Company, such certificates of public officials, officers and representatives of the Company and such other certificates and instruments and have made such investigations of law as I or they have deemed appropriate for purposes of giving the opinions hereinafter expressed.

With respect to the opinions set forth below, I have assumed that, when the Securities are issued, sold and delivered by the Company, neither the terms of the Securities at the time of such issuance, sale and delivery nor any change in any law or regulation relating to or affecting the Company at the time of such issuance, sale and delivery will affect the legality, validity or binding nature of the Securities. I have also assumed that the Securities will be issued, sold and delivered in a manner consistent with the Delaware General Corporation Law and the Company's Certificate of Incorporation and By-laws as in effect at the time of such issuance, sale and delivery. With respect to the opinions set forth in paragraphs 2 and 3 below, I have assumed that the Company will have a sufficient number of shares of Common Stock and Preferred Stock, respectively, authorized for issuance and that the consideration received by the Company upon issuance of the shares of Common Stock and Preferred Stock, respectively, will be at least equal to the par value of such shares.

Based upon the foregoing and subject to the limitations set forth below, I am of the opinion that:

1. When (a) the terms of the Debt Securities have been established in accordance with the applicable Indenture and the resolutions of the Company's Board of Directors authorizing the creation, issuance and sale of the Debt Securities, (b) the Debt Securities have been executed and authenticated in accordance with the terms of the applicable Indenture and
(c) the Debt Securities have been issued, sold and delivered as described in the Registration Statement and any prospectus supplement relating thereto (and, in the case of Debt Securities issuable upon conversion or exercise of other Securities, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise), and in accordance with the terms of the applicable Indenture, the Debt Securities will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2. The Common Stock when (a) authorized or reserved for issuance by, or in accordance with, appropriate resolutions of the Company's Board of Directors and (b) issued, sold and delivered as described in the Registration Statement and any prospectus supplement relating thereto (and, in the case of shares of Common Stock issuable upon conversion or exercise of other Securities, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise) will be validly issued, fully paid and non-assessable.

3. When (a) the number and terms of any particular series of Preferred Stock have been established in accordance with the resolutions of the Company's Board of Directors authorizing the issuance and sale of Preferred Stock,
(b) a certificate of designations conforming to the Delaware General Corporation Law regarding such series has been filed with the Secretary of State of the State of Delaware and (c) the Preferred Stock of such series has been issued, sold and delivered as described in the Registration Statement and any prospectus supplement relating thereto (and, in the case of shares of Preferred Stock issuable upon conversion or exercise of other Securities, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise), and in accordance with the terms of such series, the Preferred Stock of such series will be validly issued, fully paid and non-assessable.

4. When (a) the terms of the Warrants have been established in accordance with the resolutions of the Company's Board of Directors authorizing the creation, issuance and sale of the Warrants, (b) the Warrant Agreement or Agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the Warrant Agent appointed by the Company, (c) the Warrants or certificates representing the Warrants have been executed and countersigned in accordance with the applicable Warrant Agreement and (d) the Warrants have been issued, sold and delivered as described in the Registration Statement, any prospectus supplement relating thereto and the applicable Warrant Agreement, the Warrants will be validly issued.

I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to me under the caption "Legal Matters" in the prospectus contained therein. In giving such consent, I do not thereby admit that I am an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Act or the rules and regulations issued thereunder.

I am admitted to practice in the State of New York. This opinion is limited to the laws of that State, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Very truly yours,


Harold S. Barron

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